Exhibit 99.2

Contacts:	Commerce Energy Group, Inc.
C. Douglas Mitchell
Chief Financial Officer
714-259-2500

PondelWilkinson Inc.
Robert Jaffe/Roger Pondel
310-279-5980

Commerce Energy Extends Exclusive Period of Negotiations  With Universal Energy Group

COSTA MESA, CA – November 28, 2008 – Commerce Energy Group, Inc. (AMEX:EGR) announced today it has extended its period of exclusive negotiations to December 6, 2008 with Universal Energy Group Ltd. (TSX: UEG) (UEG) in connection with a previously announced potential sale of certain Commerce Energy assets to UEG and a potential equity investment by UEG in Commerce Energy.  The company said the extension will allow time for discussions between the parties to continue and for exploration of alternative structures.

As a matter of policy, the company will not be issuing any further press releases and will not be updating the market about the status of the course of discussions or negotiations with UEG until such time as further action on the part of the company is required, if at all, nor will it comment upon any rumors with regard to the foregoing.

Any proposed transaction may only be completed in accordance with applicable state and federal laws.  This press release shall not constitute an offer or a solicitation of an offer to buy any securities nor shall it constitute a solicitation of a proxy to vote with respect to any transaction.

If a shareholder vote is required in connection with any definitive agreement entered into between the parties, Commerce Energy would intend to file a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC).  SHAREHOLDERS OF COMMERCE ENERGY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM 8-K FILED IN CONNECTION WITH THIS NEWS RELEASE, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents if and when they become available by contacting the Corporate Secretary of Commerce Energy Group, Inc., 600 Anton Boulevard, Suite 2000, Costa Mesa, California 92626, telephone (714) 259-2500.  In addition, documents filed with the SEC by Commerce Energy will be available free of charge at the SEC’s web site at http://www.sec.gov.

If the parties sign a definitive agreement, Commerce Energy and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Commerce Energy in favor of the transaction.  Information about the executive officers and directors of Commerce Energy and their ownership of Commerce Energy’s common stock will be set forth in Commerce Energy’s proxy statement which will be filed with the SEC.  Certain directors and executive officers of Commerce Energy may have direct or indirect interests in the transaction due to securities holdings, pre-existing or future indemnification arrangements, vesting of options, or rights to severance or retention payments in connection with the transaction.  Additional information regarding Commerce Energy’s and the interests of its executive officers and directors in the transaction will be contained in the proxy statement regarding the transaction that will be filed by Commerce Energy with the SEC.

About Commerce Energy Group

Commerce Energy Group is a leading independent U.S. electricity and natural gas marketing company.  Its principal operating subsidiary, Commerce Energy, Inc., is licensed by the Federal Energy Regulatory Commission and by state regulatory agencies as an unregulated retail marketer of natural gas and electricity and serves homeowners, commercial and industrial consumers and institutional customers.  For more information, visit www.CommerceEnergy.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed transaction and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions.  Forward-looking statements relating to expectations about future results or events are based upon information available to Commerce as of today’s date, and Commerce does not assume any obligations to update any of these statements.  The forward-looking statements are not guarantees of the future performance of Commerce and actual results may vary materially from the results and expectations discussed.  For instance, although Universal Energy Group Ltd. has proposed the purchase of certain assets and securities from Commerce, no definitive agreements have been executed and there are no assurances that the transaction initially proposed or any other transaction will be consummated.

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